 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997
                                   REGISTRATION NOS. 333-39849 AND 333-39849-01
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 2 TO
                                   FORM SB-2

                               ----------------

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              GBCI CAPITAL TRUST
                          GOLD BANC CORPORATION, INC.
              (NAME OF SMALL BUSINESS ISSUERS IN THEIR CHARTERS)

         DELAWARE                     6712                   APPLIED FOR
          KANSAS         (PRIMARY STANDARD INDUSTRIAL        48-1008593
     (STATES OR OTHER     CLASSIFICATION CODE NUMBER)       (IRS EMPLOYER
       JURISDICTIONS                                    IDENTIFICATION NOS.)
    OF INCORPORATION OR
       ORGANIZATION)

                               11301 NALL AVENUE
                             LEAWOOD, KANSAS 66211
                                (913) 451-8050
  (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL
                              PLACES OF BUSINESS)

                              MICHAEL W. GULLION
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          GOLD BANC CORPORATION, INC.
                               11301 NALL AVENUE
                             LEAWOOD, KANSAS 66211
                                (913) 451-8050
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:
       STEVEN F. CARMAN, ESQ.                    STEVEN L. KAPLAN, ESQ.
  BLACKWELL SANDERS MATHENY WEARY &                  ARNOLD & PORTER
            LOMBARDI LLP                         THURMAN ARNOLD BUILDING
         TWO PERSHING SQUARE                    555 TWELFTH STREET, N.W.
        2300 MAIN, SUITE 1100                  WASHINGTON, D.C. 20004-1202
     KANSAS CITY, MISSOURI 64108                     (202) 942-5998
           (816) 983-8153                          FAX: (202) 942-5999
         FAX: (816) 983-8080

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THE EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company require it to indemnify its directors and officers and advisory directors against liabilities. fines, penalties, settlements, claims and reasonable expenses incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities to the fullest extent permitted by the Kansas General Corporation Code ("KGCC"). The KGCC permits a corporation to indemnify its present and former directors and officers if ordered to do so by a court or after a determination by its independent counsel, stockholders or a majority of its disinterested directors that the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses, other than underwriting discounts and commissions, in connection with the Offering are as follows:

      SEC Registration Fee............................................ $  9,000
      NASD Filing Fee................................................. $  6,000
      Nasdaq Fees..................................................... $ 15,000
      Printing Expenses............................................... $ 60,000
      Legal Fees and Expenses......................................... $130,000
      Auditing and Accounting Service................................. $ 20,000
      Transfer Agent Fees and Expenses................................ $ 10,000
                                                                       --------
          Total....................................................... $250,000
                                                                       ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

  During the period from January 1995 through June 1996, the Company sold 90,733 shares of Common Stock, of which 14,047 shares were issued to one person in exchange for 100 shares of preferred stock. The remaining 76,686 shares were sold to six persons for $575,000 in cash. A majority of such shares were acquired by employees of the Company and the Banks. On October 1, 1997, the Company issued 273,000 shares of Common Stock in exchange for all of the issued and outstanding shares of Farmers Bancshares, Inc. No underwriter or independent selling agent was used and no compensation or commissions were paid in connection with such offerings, as all such offers and sales were effected by the Company's directors and executive officers. The sales conducted described above were completed in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS

  The following exhibits are filed herewith or incorporated herein by reference.

   EXHIBIT
   NUMBER
   -------
      1       --Form of Underwriting Agreement***
      3(a)    --Amended and Restated Articles of Incorporation of the Company*
      3(a)(i) --Certificate of Amendment to Restated Articles of
               Incorporation**
      3(b)    --Restated By-laws of the Company*
      4(a)    --Form of Junior Subordinated Indenture***

   EXHIBIT
   NUMBER
   -------
     4(b)  --Form of Amended and Restated Trust Agreement***
     4(c)  --Form of Guarantee Agreement***
     4(d)  --Form of Trust Agreement
     5(a)  --Opinion of Blackwell Sanders Matheny Weary & Lombardi LLP***
     5(b)  --Opinion of Richards, Layton & Finger.****
     8     --Opinion of Blackwell Sanders Matheny Weary & Lombardi LLP***
     9(a)  --Proxy Agreement/Stockholder Agreement between Michael W. Gullion and William Wallman, dated as of September 15, 1996*
     9(b)  --Proxy Agreement/Stockholder Agreement between Michael W. Gullion,
            William Wright and Allen Petersen, dated as of September 15, 1996*
     9(c)  --Accession of The Lifeboat Foundation to the Proxy
            Agreement/Stockholder Agreement among Michael W. Gullion, William
            Wright and Allen Petersen, dated as of May 28, 1997***
    10(a)  --Employment Agreement between the Company and Michael W. Gullion*
    10(b)  --Employment Agreement between the Company and Keith E. Bouchey*
    10(c)  --Gold Banc Corporation, Inc. 1996 Equity Compensation Plan*
    10(d)  --Form of Tax Sharing Agreements between the Company and the Banks*
    10(e)  --Form of Federal Home Loan Bank Credit Agreement to which each of the Banks is a party*
    16     --Letter Regarding Change in Certifying Accountants*
    21     --List of Subsidiaries of the Company***
    23(a)  --Consent of KPMG Peat Marwick LLP.
    23(b)  --Consent of GRA Thompson, White & Company, P.C.
    23(c)  --Consent of Blackwell Sanders Matheny Weary & Lombardi LLP
            (included in Exhibits 5 and 8).***
    23(d)  --Consent of Richards, Layton & Finger (included in Exhibit 5)****
    24     --Powers of Attorney (included in signature page to Registration
            Statement).
    25     --Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as trustee under the Junior
            Subordinated Indenture, the Amended and Restated Trust Agreement
            and the Guarantee agreement relating to GBCI Capital Trust.***
    99     --Report of GRA Thompson, White & Company, P.C.***
    *      --Previously filed as an Exhibit to the Company's Registration
            Statement on Form SB-2 No. 333-12397 and the same is incorporated herein by reference.
    **     --Previously filed as an Exhibit to the Company's Registration
            Statement on Form S-4 No. 333-28563 and the same is incorporated herein by reference.
    ***    --Previously filed with the initial filing of this Registration
            Statement.
    ****   --Previously filed with Amendment No. 1 to this Registration
            Statement.

ITEM 28. UNDERTAKINGS

  (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company as been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned Company hereby undertakes to, for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

  (c) The undersigned Company hereby undertakes to, for purposes of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment to be signed on its behalf by the undersigned, in the City of Leawood, State of Kansas, on

December 8, 1997.

                                          Gold Banc Corporation, Inc.

                                               /s/   Michael W. Gullion
                                          By___________________________________
                                                    Michael W. Gullion
                                               President and Chief Executive
                                                          Officer

  In accordance with the requirements of the Securities Act, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates stated.

                NAME                           CAPACITY                   DATE
                ----                           --------                   ----
     /s/  Michael W. Gullion                                        December 8, 1997
------------------------------------
         Michael W. Gullion          Chief Executive Officer,
                                      President, Director
                                      (principal executive
                                      officer)
      /s/  Keith E. Bouchey                                         December 8, 1997
------------------------------------
          Keith E. Bouchey           Chief Financial Officer,
                                      Executive Vice President,
                                      Secretary, Director
                                      (principal financial and
                                      accounting officer)
      /s/  William Wallman*                                         December 8, 1997
------------------------------------
          William Wallman            Director
     /s/  D. Michael Browne*                                        December 8, 1997
------------------------------------
         D. Michael Browne           Director
     /s/  William F. Wright*                                        December 8, 1997
------------------------------------
         William F. Wright           Director
     /s/  Allen D. Petersen*                                        December 8, 1997
------------------------------------
         Allen D. Petersen           Director

*By Keith E. Bouchey as attorney-in-fact.

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